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                                                                     EXHIBIT 4.5

                          WAIVER AND CONSENT AGREEMENT


              WAIVER AND CONSENT AGREEMENT, dated as of July 2, 2001, among Mercury Air Group, Inc., a New York corporation (the "Company"), J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership ("WMF"), and each of the corporations which are signatories hereto listed as Guarantors (each a "Guarantor"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Purchase Agreement referred to below.

                              W I T N E S S E T H :

              WHEREAS, the Company and WMF are parties to a Securities Purchase Agreement, dated as of September 10, 1999 (as amended, modified or supplemented through the date hereof, the "Purchase Agreement"); and

              WHEREAS, the Company has requested that WMF provide the waiver provided for herein, and WMF has agreed to provide such waiver on the terms and conditions set forth herein;

              WHEREAS, the Guarantors are parties to the Guaranty.

              NOW, THEREFORE, it is agreed:

              1. Section 9.6 of the Purchase Agreement limits the Company's right with respect to Asset Dispositions (as defined in the Purchase Agreement). The Company has advised WMF that its subsidiary, RPA Airline Automotion Services, Inc. ("RPA") and RPA's affiliate RPA; Division El Salvador, S.A. de C.V. ("RPA, S.A., and together with RPA, the "Target Companies"), have agreed to sell all of the assets of the Target Companies pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated the date hereof, by and among RPA, SITA Information Networking Computing USA Inc., the Company and RPA, S.A. (the "Disposition"), a copy of which has been provided to WMF. WMF hereby consents to the Disposition, subject to the satisfaction of each of the conditions set forth below:

                     (a) the Disposition is consummated in accordance with the Asset Purchase Agreement in the form delivered to WMF, without amendment, modification or waiver of any provision without the prior consent of WMF; and

                     (b) the net proceeds received from the Disposition (i.e., the Purchase Price less related expenses) are paid to reduce the amount outstanding under the Term Loan made pursuant to Senior Credit Agreement (as defined in the Purchase Agreement).

              2. For purposes of the Guaranty, by their respective signatures below, each Guarantor hereby consents and agrees to the entering into of this Waiver and Consent Agreement and acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in


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accordance with its terms on the date hereof and after giving effect to this
Waiver and Consent Agreement. The Company and each of the Guarantors hereby acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Waiver and Consent Agreement.

              3. This Waiver and Consent Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any of the other Transaction Documents.

              4. In order to induce WMF to enter into this Waiver and Consent Agreement, the Company hereby represents and warrants that no default under any of the Transaction Documents or Event of Default exists as of the date hereof.

              5. This Waiver and Consent Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to WMF.

              6. THIS WAIVER AND CONSENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

              7. This Waiver and Consent Agreement shall become effective when each of the Company, the Guarantors and WMF shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to WMF at its address listed in the Purchase Agreement.

              8. The Company will pay all expenses of WMF (including fees, charges and disbursements of counsel) in connection with this Waiver and Consent Agreement.

              9. From and after the effective date of this Waiver and Consent Agreement, all references in the Purchase Agreement and each of the other Transaction Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Waiver and Consent Agreement.


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              IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver and Consent Agreement to be duly executed and delivered as of the date first above written.

                                        MERCURY AIR GROUP, INC.
                                        (A NEW YORK CORPORATION)

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        J. H. WHITNEY MEZZANINE FUND, L.P.

                                        By: Whitney GP, L.L.C.
                                            Its General Partner

                                        By
                                          --------------------------------------
                                            Name:
                                            A Managing Director

GUARANTORS:

MERCFUEL, INC.

By:
   -------------------------------
Name:
Title:


MAYTAG AIRCRAFT CORPORATION

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


MERCURY AIR CARGO, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


AEG FINANCE CORPORATION

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                [SIGNATURE PAGE TO WAIVER AND CONSENT AGREEMENT]


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MERCURY AIR CENTERS, INC.
(F/K/A WOFFORD FLYING SERVICES, INC.)

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


HERMES AVIATION, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


VULCAN AVIATION, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


RPA AIRLINE AUTOMATION SERVICES, INC.
(F/K/A RENE PEREZ AND ASSOCIATES, INC.)

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


MERCURY ACCEPTANCE CORPORATION

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


EXCEL CARGO, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


MERCFUEL, INC.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                [SIGNATURE PAGE TO WAIVER AND CONSENT AGREEMENT]


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